As filed with the Securities and Exchange Commission on February 15, 2006

                                               Registration No. 333-____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        BRAINSTORM CELL THERAPEUTICS INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Washington                                         912061053
 (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)


 1350 Avenue of the Americas, New York, NY                       10019
 (Address of Principal Executive Offices)                     (Zip Code)

                          2004 Global Share Option Plan
                    2005 U.S. Stock Option and Incentive Plan
                            (Full Title of the Plan)

                                  David Stolick
                             Chief Financial Officer
                        Brainstorm Cell Therapeutics Inc.
                           1350 Avenue of the Americas
                            New York, New York 10019
                     (Name and Address of Agent for Service)

                                 (212) 557-9000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            Thomas B. Rosedale, Esq.
                                BRL Law Group LLC
                         31 St. James Avenue, Suite 850
                           Boston, Massachusetts 02116
                                 (617) 399-6931

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed      Proposed       Amount of
                 Title of                                          Maximum      Maximum      Registration
                Securities                      Amount            Offering     Aggregate         Fee
                  to be                          to be              Price       Offering
                Registered                    Registered        Per Share(1)   Price (1)
----------------------------------------------------------------------------------------------------------
Common Stock, $0.00005 par value          9,143,462 shares(2) $     0.45       $ 4,114,558       $  440

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on February 14, 2006 as reported on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers Inc. in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

(2) Consists of shares of common stock reserved for issuance under both the 2004 Global Share Option Plan and the 2005 U.S. Stock Option and Incentive Plan. Any grants or awards under one plan will reduce the number of shares available for grants or awards under the other plan, so that the combined total number of shares subject to grants or awards under both plans will not exceed 9,143,462 shares of Common Stock.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents to be sent or given to participants in the Registrant's 2004 Global Share Option Plan and the Registrant's 2005 U.S. Stock Option and Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

      (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      The Registrant's authorized capital consists of 200,000,000 shares of Common Stock, par value $.00005 per share and 40,000,000 of preferred stock, par value $.00005 per share. On February 8, 2006, there were 22,469,683 shares of Common Stock issued and outstanding. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Registrant's Common Stock.

      Because the holders of shares of the Registrant's Common Stock do not have cumulative voting rights, the holders of more than 50% of the Registrant's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Registrant's directors.


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

      The holders of shares of Common Stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of the Registrant, holders are entitled to receive, ratably, the net assets of the Registrant available to shareholders after payment of all creditors.

      To the extent that additional shares of the Registrant's Common Stock are issued, the relative interests of existing shareholders may be diluted.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Pursuant to Washington state law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

      Article XI of the Registrant's Articles of Incorporation, as amended, provides that the Registrant will indemnify its directors to the full extent permitted under Washington state law. Section 10 of the Registrant's Bylaws provides that the Registrant will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

      Article X of the Registrant's Articles of Incorporation, as amended, eliminates a director's personal liability for monetary damages for conduct as a director to the Registrant and its stockholders to the full extent permitted by Washington state law.

      The Registrant maintains an insurance policy on behalf of its directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers.

      The Registrant has entered into agreements with all of its officers affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


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

Item 9. Undertakings

      1. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, ISRAEL on February 15, 2006.



                                        BRAINSTORM CELL THERAPEUTICS INC.

                                        By: /s/ Yoram Drucker
                                            ------------------------------------
                                            Yoram Drucker
                                            Chief Operating Officer
                                            (Principal Executive Officer)


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute Yoram Drucker and David Stolick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2006.


          Signature                                        Title
          ---------                                        -----



/s/ Yoram Drucker                                Chief Operating Officer
---------------------------------                (Principal Executive Officer)
    Yoram Drucker


/s/ David Stolick                                Chief Financial Officer
---------------------------------                (Principal Financial Officer)
    David Stolick


/s/ Irit Arbel
---------------------------------                Director
    Irit Arbel


/s/ Michael Greenfield (Ben-Ari)                 Director
---------------------------------
    Michael Greenfield (Ben-Ari)


/s/ Robert Shorr                                 Director
---------------------------------
    Robert Shorr


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


                                 EXHIBIT INDEX


Exhibit
Number                                 Description
------                                 -----------

4.1 Articles of Incorporation of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-61610).

4.2 Articles of Amendment to the Articles of Incorporation of the Registrant, dated as of August 19, 2003.

4.3 Articles of Amendment to the Articles of Incorporation of the Registrant, dated as of November 8, 2004.

4.4 Articles of Amendment to the Articles of Incorporation of the Registrant, dated as of November 15, 2004 are incorporated herein by reference to
      Exhibit 3.(I) to the Registrant's Current Report on Form 8-K dated November 18, 2004 (File No. 333-61610).

4.5   By-Laws of the Registrant are incorporated herein by reference to Exhibit
      3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-61610).

4.6 2004 Global Share Option Plan and its Israeli Appendix A are incorporated herein by reference to Exhibit 10.11 to the Registrant's Current Report on Form 8-K dated March 28, 2005 (File No. 333-61610).

4.7 2005 U.S. Stock Option and Incentive Plan is incorporated herein by reference to Exhibit 10.12 to the Registrant's Current Report on Form 8-K dated March 28, 2005 (File No. 333-61610).

5     Opinion of BRL Law Group LLC.

23.1  Consent of BRL Law Group LLC (included in Exhibit 5).

23.2 Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm.

23.3  Consent of Manning Elliot, Independent Auditors.

24 Power of Attorney (included in the signature pages of this Registration Statement).


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